EDWARDS ANGELL PALMER & DODGE LLP
350 E. Las Olas Boulevard, Suite 1150
Ft. Lauderdale, FL 33301

September 26, 2006

SmartVideo Technologies, Inc.
3505 Koger Boulevard, Suite 400
Duluth, Georgia 30096

Re:	Registration Statement on Form S-1
SEC File No. 333-137034

Ladies and Gentlemen:

We have acted as legal counsel to SmartVideo Technologies, Inc., a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on August 31, 2006. The Registration Statement relates to the registration for resale of up to (a) 7,660,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (b) 7,800,000 additional shares (the “Additional Shares”) of Common Stock underlying warrants (the “Warrants”).

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the relevant statutory provisions of the Delaware General Corporation Law and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable and that the Additional Shares, if and when paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement, as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares and the Additional Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

EDWARDS ANGELL PALMER & DODGE LLP